                                  EXHIBIT 10.22

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

         This Fourth Amendment to Credit Agreement, dated as of December 18, 1995 (the "Agreement") is among Stuart Entertainment, Inc., a Delaware corporation (the "U.S. Company"), Bingo Press & Specialty Limited (formerly known as 1089350 Ontario Inc.), an Ontario corporation (the "Canadian Company"), Bank of America National Trust and Savings Association, as U.S. Agent, Bank of America Illinois, as a U.S. Lender, The Chase Manhattan Bank, National Association, as a U.S. Lender, Bank of America Canada, as Canadian Agent and a Canadian Lender, and The Chase Manhattan Bank of Canada, as a Canadian Lender.

                              W I T N E S S E T H:

         WHEREAS, the U.S. Company, the Canadian Company, the U.S. Agent, the U.S. Lenders, the Canadian Agent and the Canadian Lenders are parties to that certain Credit Agreement dated as of December 13, 1994 (as amended, the "Credit Agreement") and to certain other documents executed in connection with the Credit Agreement;

         WHEREAS, the U.S. Company and the Canadian Company have requested certain amendments to the Credit Agreement, and the Agents and Lenders have agreed to such amendments as provided herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         Section 1. DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

         Section 2. AMENDMENTS TO THE CREDIT AGREEMENT. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

                 (a) A new defined term "Aggregate Additional Amount" is added to Section 1.01 of the Credit Agreement as follows:

                          "Aggregate Additional Amount" means the sum of the
                 Canadian Additional Amount (with the Canadian Additional Amount expressed in U.S. Dollars at the Closing Date Exchange
                 Rate) and the U.S. Additional Amount; provided that the Aggregate Additional Amount shall be permanently reduced to U.S. $0 as of December 31, 1996.

                 (b) The definition of "Aggregate Revolving Commitment" set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

                          "Aggregate Revolving Commitment" means the combined
                 Revolving Commitments of the Lenders (with the amounts of the Commitments of the





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
                 Canadian Lenders expressed in U.S. Dollars at the Closing Date Exchange Rate), which equals the sum of the amount of Twenty Million U.S. Dollars (U.S. $20,000,000) plus the Aggregate Additional Amount, as such sum may be reduced from time to time pursuant to this Agreement.

                 (c)      A new defined term "Borrowing Base" is added to
         Section 1.01 of the Credit Agreement as follows:

                          "Borrowing Base" means the amount calculated for the
                 Companies, with all Canadian Dollar values expressed in U.S. Dollars at the Closing Date Exchange Rate, based upon a formula set forth in a letter delivered by Agents and Lenders on or before February 28, 1996 as more fully described in
                 Section 2.18, less such reserves as Agents and Lenders may create from time to time in their reasonable judgment. Until the Borrowing Base is established, the Borrowing Base shall be deemed to equal the Aggregate Revolving Commitment of the Lenders.

                 (d) A new defined term "Borrowing Base Certificate" is added to Section 1.01 of the Credit Agreement as follows:

                          "Borrowing Base Certificate" means a certificate duly
                 completed and executed by an authorized officer of each Company, in form and substance acceptable to Agents and Lenders.

                 (e) A new defined term "Canadian Additional Amount" is added to Section 1.01 of the Credit Agreement as follows:

                          "Canadian Additional Amount" means the Canadian
                 Dollar equivalent of One Million U.S. Dollars (U.S. $1,000,000) (with such Canadian Dollar equivalent calculated using the Closing Date Exchange Rate) plus any additional amount designated by the Canadian Company in writing to the Agents as a Canadian Additional Amount in accordance with
                 Section 2.17, provided that the Canadian Additional Amount shall be permanently reduced to U.S. $0 as of December 31, 1996.

                 (f)      The defined term "Leverage Reserve" set forth in
         Section 1.01 is hereby deleted.

                 (g)      A new defined term "Loan Parties" is added to Section
         1.01 of the Credit Agreement as follows:

                          "Loan Parties" means, collectively, Morgan, Stuart
                 and each Significant Subsidiary, and the term "Loan Party" shall refer to any one of them; provided,


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                 that neither Morgan nor Stuart shall be deemed to be a Loan
                 Party at such time that the Morgan and Stuart Guaranty has been terminated.

                 (h) A new defined term "Morgan" is added to Section 1.01 of the Credit Agreement as follows:

                          "Morgan" means MLGAL Partners, Limited Partnership, a
                 Connecticut limited partnership.

                 (i) A new defined term "Morgan and Stuart Guaranty" is added to Section 1.01 of the Credit Agreement as follows:

                          "Morgan and Stuart Guaranty" means that certain
                 Guaranty dated December 18, 1995 made jointly and severally by Morgan and Stuart in favor of Agents and Lenders.

                 (j) A new defined term "Non-Use Fee Revolving Commitment Amount" is added to Section 1.01 of the Credit Agreement as follows:

                          "Non-Use Fee Revolving Commitment Amount" means the
                 amount by which Twenty-Five Million U.S. Dollars (U.S. $25,000,000) exceeds the Aggregate Revolving Commitment; provided that the Non-Use Fee Revolving Commitment Amount shall be permanently reduced to U.S. $0 as of December 31, 1996.

                 (k)      The definition of "Revolving Commitment" set forth in
         Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

                          "Revolving Commitment" means, (i) with respect to a
                 U.S. Lender, the amount set forth as such Lender's Revolving Commitment in that certain Assignment and Assumption Agreement dated August 31, 1995 between Bank of America Illinois and The Chase Manhattan Bank, National Association, plus such Lender's Commitment Percentage of the U.S. Additional Amount, as such amounts may be reduced pursuant to Section 2.05 or as a result of additional assignments pursuant to Section 10.08, and (ii) with respect to a Canadian Lender, the amount set forth as such Lender's Revolving Commitment in that certain Assignment and Assumption Agreement dated August 31, 1995 between Bank of America Canada and The Chase Manhattan Bank of Canada, plus such Lender's Commitment Percentage of the Canadian Additional Amount, as such amounts may be reduced pursuant to Section
                 2.05 or as a result of additional assignments pursuant to
                 Section 10.08.

                 (l) A new defined term "U.S. Additional Amount" is added to Section 1.01 of the Credit Agreement as follows:


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


                          "U.S. Additional Amount" means Two Million U.S.
                 Dollars (U.S. $2,000,000) plus any additional amount designated by the U.S. Company in writing to the Agents as a U.S. Additional Amount in accordance with Section 2.17, provided that the U.S. Additional Amount shall be permanently reduced to U.S. $0 as of December 31, 1996.

                 (m) Section 2.01(b) is amended and restated in its entirety as follows:

                          (b) The Revolving Credit. Subject to the terms and conditions hereafter set forth, Loans (each such Loan, a "Revolving Loan") will be made to each Company by each of its Applicable Lenders and Letters of Credit will be issued to each Company by its Applicable Issuer (in which Letters of Credit each of such Company's Applicable Lenders will participate pursuant to Section 2.15) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount of such Loans and participations not to exceed at any time outstanding such Applicable Lender's Revolving Commitment; provided, however, that, after giving effect to any Borrowing of Revolving Loans or issuance of any Letters of Credit, the aggregate principal amount of all outstanding Revolving Loans and the aggregate undrawn face amount of all Letters of Credit (with the amounts of the Revolving Loans to the Canadian Company and Letters of Credit issued for the account of the Canadian Company expressed in U.S. Dollars at the Closing Date Exchange Rate) shall not exceed the lesser of (i) the Borrowing Base and (ii) Aggregate Revolving Commitment. Each Company may borrow under this subsection 2.01(b), prepay pursuant to Section 2.06 and reborrow pursuant to this subsection 2.01(b), within the limits of the Revolving Commitments of such Company's Applicable Lenders and subject to the other terms and conditions hereof. The obligations of each Lender under this subsection 2.01(b) are several and not joint and the failure of any Lender to fulfill its obligations hereunder shall not result in any liability to any other Lenders. The Revolving Loans to the Canadian Company will be made, and the Letters of Credit for the account of the Canadian Company will be issued, in Canadian Dollars, and the Revolving Loans to the U.S. Company will be made, and the Letters of Credit for the account of the U.S. Company will be issued, in U.S. Dollars.

                 (n) Section 2.07(c) of the Credit Agreement is amended and restated as follows:

                          (c) Revolving Loans in Excess of the Aggregate Revolving Commitment or Borrowing Base. If at any time, the aggregate principal amount of all outstanding Revolving Loans and the aggregate undrawn face amount of all Letters of Credit (with the amounts of the Revolving Loans to the Canadian Company and Letters of Credit issued for the account of the Canadian Company expressed in U.S. Dollars at the Closing Date Exchange Rate) exceeds the


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                 Aggregate Revolving Commitment, the U.S. Company shall, within
                 20 days after written notice from the U.S. Agent, make a prepayment of the Revolving Loans owing by the U.S. Company in an aggregate amount equal to such excess, unless doing such 20-day period such excess is otherwise reduced to zero. If, at any time after February 28, 1996, the aggregate principal amount of all outstanding Revolving Loans and the aggregate undrawn face amount of all Letters of Credit (with the amounts of the Revolving Loans to the Canadian Company and Letters of Credit issued for the account of the Canadian Company expressed in U.S. Dollars at the Closing Date Exchange Rate) exceeds the Borrowing Base, the Companies shall immediately repay such excess; provided, that if such excess exists before April 30, 1996, the Companies shall repay such excess in full by making consecutive equal monthly installments each in the amount of one-ninth of such excess, commencing on April 30, 1996 and continuing on the last day of each calendar month thereafter until the earlier of December 31, 1996 or the date the Companies are in compliance with the Borrowing Base.

                 (o) Section 2.10(b) is amended and restated in its entirety as follows:

                          (b) Non-Use Fees. The Canadian Company shall pay to the Canadian Agent for the account of each of its Canadian Lenders a non-use fee on the average daily unused portion of such Lender's Revolving Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Canadian Agent, equal to the Applicable Margin for Non-Use Fees then in effect. The U.S. Company shall pay to the U.S. Agent for the account of each of its U.S. Lenders a non-use fee on the average daily unused portion of the sum of (i) such Lender's Revolving Commitment, plus
                 (ii) an amount equal to the Non-Use Fee Revolving Commitment Amount multiplied by such Lender's Commitment Percentage, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the U.S. Agent, equal to the Applicable Margin for Non-Use Fees then in effect. Such non-use fees shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on March 31, 1995 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided, that, in connection with any termination of Commitments pursuant to Section 2.05, the accrued non-use fee calculated for the period ending on such date shall also be paid on the date of such termination.

                 (p) A new Section 2.17 is added to the Loan Agreement as follows:

                          Section 2.17. Additional Amounts. At any time after the Borrowing Base has been established, upon five (5) Business Days' prior written notice to the


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                 Agents, the U.S. Company may elect to increase the U.S.
                 Additional Amount and the Canadian Company may elect to increase the Canadian Additional Amount in increments of One Million U.S. Dollars (U.S. $1,000,000), provided that (i) no Event of Default then exists, (ii) the Aggregate Additional Amount shall not exceed Five Million U.S. Dollars (U.S. $5,000,000) at any time, and (iii) the "Maximum Amount" (as defined in the Morgan and Stuart Guaranty) shall equal or exceed the Aggregate Additional Amount at all times. Prior to the effectiveness of such increase, each Company shall execute such Revolving Notes, amendments to mortgages and other documents as its Applicable Agent and Lenders deem necessary.

                 (q) A new Section 2.18 is added to the Loan Agreement as follows:

                          Section 2.18. Borrowing Base. On or before February 28, 1996, Agents and Lenders shall deliver to Companies a letter that sets forth the Borrowing Base for the Companies determined with respect to the accounts receivable and inventory of the Companies, against which Revolving Loans and Letters of Credit issued for the account of the Companies will be predicated. In connection therewith, the Agents and Lenders will reasonably determine the eligibility criteria and advance rates pertaining to such borrowing base. Without limiting Agents' and Lenders' reasonable discretion to establish such borrowing base, (i) contra accounts, disputed accounts, accounts past invoice and/or due date by a certain number of days to be determined by Agents and Lenders, affiliated accounts, non-creditworthy accounts, accounts exceeding a cross-age percentage to be determined by Agents and Lenders and accounts not subject to an enforceable first priority Lien in favor of Agents shall not be eligible, (ii) obsolete inventory, slow-moving inventory, consignment inventory, unsaleable inventory and inventory not subject to an enforceable first priority Lien in favor of Agents shall not be eligible, (iii) the advance rate with respect to accounts of a Company shall take into account such Company's dilution experience and the general creditworthiness of its account debtors and (iv) the advance rate with respect to the inventory of a Company shall take into account the turnover of such inventory and the liquidation value of such inventory. Agents may, in their discretion, create reserves against the availability under the Borrowing Base as they deem necessary in their reasonable judgment. The Companies shall execute such documents, if any, as Agents deem necessary to incorporate the Borrowing Base into this Agreement and the other Loan Documents at such time as such Borrowing Base is finally determined by Agents and Lenders.

                 (r) A new subsection (f) is added to Section 6.01 of the Credit Agreement as follows:

                          (f) As soon as available, but in any event no later than 30 days after the end of each month commencing with the month ending February 28, 1996,


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                 a Borrowing Base Certificate calculating the Borrowing Base as of the last day of such month.

                 (s) Section 8.01(e) of the Credit Agreement is amended and restated as follows:

                 (e) Cross-Default. A Company or any Loan Party (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than One Million Canadian Dollars (Cdn $1,000,000) in the case of the Canadian Company or any Loan Party (other than Morgan or Stuart), or One Million U.S. Dollars (U.S. $1,000,000) in the case of the U.S. Company or any Loan Party (other than Morgan, Stuart or the U.S. Company's Subsidiaries organized under the laws of Canada or any province thereof), or Two Million U.S. Dollars (U.S. $2,000,000) in the case of Morgan or Stuart when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

                 (t) Section 8.01(f) of the Credit Agreement is amended and restated as follows:

                          (f) Insolvency Voluntary Proceedings. A Company or any Loan Party (i) generally fails to pay its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
                 (iv) takes any action to effectuate or authorize any of the foregoing; or

                 (u) Section 8.01(g) of the Credit Agreement is amended and restated as follows:

                          (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against a Company or any Loan Party, or any


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                 writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of a Company's or any Loan Party's Property, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) a Company or any Loan Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) a Company or any Loan Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business;

                 (v) Section 8.01(h) of the Credit Agreement is amended and restated as follows:

                          (h) Monetary Judgments. One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against a Company or any Loan Party involving in the aggregate a liability (not covered by independent third party insurance) as to any single or related series of transactions, incidents or conditions, of One Million Canadian Dollars (Cdn $1,000,000) or more in the case of the Canadian Company or any Loan Party (other than Morgan or Stuart), or One Million U.S. Dollars (U.S. $1,000,000) or more in the case of the U.S. Company or any Loan Party (other than Morgan, Stuart or the U.S. Company's Subsidiaries organized under the laws of Canada or any province thereof) or Two Million U.S. Dollars (U.S. $2,000,000) in the case of Morgan or Stuart, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

                 (w) Section 8.01(i) of the Credit Agreement is amended and restated as follows:

                          (i) Non-Monetary Judgments. Any non-monetary judgment, order or decree shall be rendered against a Company or any Loan Party which does or could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (x) A new Section 8.01(n) is added to the Credit Agreement as follows:

                          (n) Morgan or Stuart Defaults. If either Morgan or Stuart shall fail in any respect to perform or observe any term, covenant or agreement in the Morgan and Stuart Guaranty; or the Morgan and Stuart Guaranty shall for any


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                 reason be partially (including with respect to future
                 advances) or wholly revoked or invalidated, or otherwise cease to be in full force and effect except in accordance with its terms, or either Morgan or Stuart shall contest in any manner the validity or enforceability thereof;

         Section 3. CONDITIONS TO EFFECTIVENESS. This Agreement, including the amendments and other terms set forth herein, shall become effective as of the date of this Agreement upon the payment of the fees and expenses set forth in Section 4 below which are due and payable on the date of this Amendment and the satisfaction of all of the following conditions precedent, all of which must be satisfactory to each Agent and Lender in each of their sole discretion:

                 (a) Revolving Notes. Each Lender shall have received the originally executed Revolving Note payable to such Lender which reflects the increased Revolving Commitment, if any, to such Lender.

                 (b) Guaranty. U.S. Agent and Canadian Agent shall have each received an originally executed joint and several guaranty from MLGAL Partners, Limited Partnership, a Connecticut limited partnership ("Morgan"), and Leonard A. Stuart ("Stuart").

                 (c) Amendment to Mortgage. U.S. Agent shall have received a First Amendment to Leasehold Mortgage pertaining to 3319 Nebraska Avenue, Council Bluffs, Iowa, a First Amendment to Junior Mortgage pertaining to Council Bluffs, Iowa, a Second Amendment to Leasehold Mortgage pertaining to 3215 Nebraska Avenue, Council Bluffs, Iowa and a First Amendment to Leasehold Deed of Trust and Assignment of Rents pertaining to Littleton, Colorado.

                 (d) Opinions of Counsel. U.S. Agent shall have received the Opinion of counsel to Morgan and the Opinion of counsel to Stuart.

                 (e) Resolutions. U.S. Agent shall have received the resolutions of the board of directors, or the authorization of the partnership, as applicable, of each of Morgan, U.S. Company and Canadian Company as to the documents entered into by each company.

                 (f) Financial Statements. U.S. Agent shall have received the (i) audited December 31, 1994 financial statements of Morgan, and
         (ii) financial statements of Stuart, certified as true and accurate by Stuart.

         Section 4.       FEES AND EXPENSES; DATE DOWN ENDORSEMENTS.

                 (a) Amendment Fee. The U.S. Company and Canadian Company shall pay to U.S. Agent, for the account of U.S. Lenders, an amendment fee of Ninety Thousand U.S. Dollars (U.S. $90,000), which fee shall be fully earned and payable as of the date hereof. The U.S. Company and Canadian Company also shall pay to U.S. Agent, for the account of U.S. Lenders, an amendment fee, which shall be fully earned and payable on each date on which there is an increase in the Aggregate Additional Amount, equal to three percent (3.0%) of the amount of such increase.

                 (b) Audit Fees. The U.S. Company and Canadian Company agree to pay U.S. Agent for all audit fees incurred by U S. Agent in connection with the establishment of a borrowing base as contemplated by Section 2.17 of the Credit Agreement.

                 (c) Costs, Expenses and Taxes. Each Company affirms and acknowledges that Section 10.04 of the Credit Agreement applies to this Agreement and the transactions and agreements and documents contemplated hereunder.

                 (d) Date Down Endorsements. Within 60 days following the date hereof, the U.S. Company shall cause to be delivered to the U.S. Agent date down title endorsements, in form and substance satisfactory to the U.S. Agent, with respect to the amendments described in Section 3(c) above.

         Section 5. REPRESENTATIONS AND WARRANTIES. To induce Lenders to enter into this Agreement, each Company represents and warrants to Lenders that the execution, delivery and performance by such Company of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, shareholder approval), have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to such Company, the Organization Documents of such Company, or any order, judgment or decree of any court or other agency of government or any Contractual Obligation binding upon such Company; and the Credit Agreement as amended as of the date hereof is the legal, valid and binding obligation of such Company enforceable against such Company in accordance with its terms.

         Section 6.       MISCELLANEOUS.

                 (a) Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

                 (b) Governing Law. This Agreement shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 (c) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such





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         counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

                 (d) Successors and Assigns. This Agreement shall be binding upon the Companies, Agents and Lenders and their respective successors and assigns, and shall inure to the sole benefit of the Companies, Agents and Lenders and the successors and assigns of the Companies, Agents and Lenders.

                 (e) References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

                 (f) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Credit Agreement. The parties hereby expressly do not intend to extinguish the Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement and secured by the Collateral. The Credit Agreement is amended hereby and each of the Loan Documents remain in full force and effect.





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
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


STUART ENTERTAINMENT, INC.                                  BINGO PRESS & SPECIALTY LIMITED


By                                                          By
   ------------------------------------------------            ----------------------------------------------------------
Title:                                                      Title:
      ---------------------------------------------               -------------------------------------------------------


BANK OF AMERICA NATIONAL TRUST                              BANK OF AMERICA CANADA, as
AND SAVINGS ASSOCIATION, as U.S.                            Canadian Agent
Agent


By                                                          By
   ------------------------------------------------            ----------------------------------------------------------
Title:                                                      Title:
      ---------------------------------------------               -------------------------------------------------------


BANK OF AMERICA ILLINOIS, as a U.S.                         BANK OF AMERICA CANADA, as a
Lender                                                      Canadian Lender


By                                                          By
   ------------------------------------------------           -----------------------------------------------------------
Title:                                                      Title:
      ---------------------------------------------              --------------------------------------------------------


THE CHASE MANHATTAN BANK,                                   THE CHASE MANHATTAN BANK OF
NATIONAL ASSOCIATION, as a U.S.                             CANADA, as a Canadian Lender
Lender


By                                                          By
   ------------------------------------------------            ----------------------------------------------------------
Title:                                                      Title:
      ---------------------------------------------               -------------------------------------------------------


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